UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2017

FREEZE TAG, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-54267	20-4532392
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18062 Irvine Blvd, Suite 103

Tustin, California 92780

(Address of principal executive offices) (zip code)

(714) 210-3850

(Registrant’s telephone number, including area code)

_______________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 - Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities.

Issuance of Common Stock Under Preferred Stock Conversion

On November 30, 2017, we issued 3,300,000 shares of our common stock to a non-affiliate holder of shares of our Series B Convertible Preferred Stock pursuant to a notice of conversion submitted to us from the holder notifying us of their election to convert 66,000 shares of our Series B Convertible Preferred Stock into shares of common stock. Each share of our Series B Preferred Stock is convertible into 50 shares of our common stock. The holder of the shares of Series B Convertible Preferred Stock received the preferred shares pursuant to a Share Exchange Agreement under which the holder exchanged an outstanding promissory note for shares of our Series B Preferred Stock. Due to the length of time since the holder lent us the funds and that were the subject of the exchanged promissory note, as well as representations made to us by the holder, the 3,300,000 shares of our common stock were issued without a standard Rule 144 restrictive legend. Based on the representations of the investor in the Securities Exchange Agreement, the exchanged Convertible Promissory Note and the Notice of Conversion, the issuance of the shares was exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933. The investor was accredited and sophisticated, familiar with our operations, and there was no solicitation.

Approval of Stock Option Plan and Option Grants

On December 4, 2017, our Board of Directors approved the Freeze Tag, Inc. 2017 Non-Qualified Stock Option Plan (the “Plan”). The Plan is intended to aid us in maintaining and developing a management team, attracting qualified officers and employees capable of assisting in our future business, and to reward those individuals who have contributed to our success. Under the Plan, our Board of Directors may issue options to purchase up to an aggregate of Ten Million (10,000,000) shares of common stock to individuals, including, but not limited to, our Board of Directors and/or our executive management, that the Board believes have assisted us in achieving our business goals or will assist us in achieving such goals. Any options issued under the Plan will be the subject of a stock option agreement between us and the holder.

On December 5, 2017, our Board of Directors granted the following options to purchase our common stock under the Plan:

Name	No. of Options	Exercise Price	Expiration

Mick Donahoo	1,025,641	$0.039	Ten Years
Cecie Newman	256,410	$0.039	Ten Years
Other Employees/Consultants	239,760	$0.039	Ten Years

Total	1,512,821

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All of the option grants were to members of our executive management team, employees, or independent consultants. The options issued to Mick Donahoo were issued in lieu of $40,000 of accrued vacation time. The issuances were exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, since the recipients are our executive management team, employees, or independent consultants, and they are either accredited or sophisticated investors, and familiar with our operations.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 Financial Statements and Exhibits

99.1	Freeze Tag, Inc. 2017 Non-Qualified Stock Option Plan

99.2	Form of Option Agreement under Freeze Tag, Inc. 2017 Non-Qualified Stock Option Plan

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Freeze Tag, Inc., a Delaware corporation

Date: December 6, 2017	By:	/s/ Craig Holland
Craig Holland
President and Chief Executive Officer

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